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                                   Exhibit 10

                             R. G. BARRY CORPORATION
                            1997 INCENTIVE STOCK PLAN

                   (reflects amendments through May 13, 1999)


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                             R. G. BARRY CORPORATION
                            1997 INCENTIVE STOCK PLAN
                   (REFLECTS AMENDMENTS THROUGH MAY 13, 1999)

                                     PART I
                                     GENERAL

1.       PURPOSE

         The purpose of this R. G. Barry Corporation 1997 Incentive Stock Plan (the "Plan") is to advance the interests of R. G. Barry Corporation or any adopting successor thereto (the "Company") and its present and future subsidiaries and to enhance the value of the shareholders' investment in the Company by encouraging key employees to acquire or increase and retain a financial interest in the Company and thereby encourage the key employees to remain in the employment of the Company and its subsidiaries and to put forth maximum efforts for the success of the Company. In addition, the Plan is intended to enable the Company and its subsidiaries to compete effectively for the services of potential employees by furnishing an additional incentive to join the employment of the Company and its subsidiaries.

2.       ADMINISTRATION OF THE PLAN

         (a) Committee. The Plan shall be administered by a committee (the "Committee") of at least three persons which shall be either the Compensation Committee of the Board of Directors or such other committee comprised entirely of (i) "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, and the regulations and rulings thereunder; and (ii) "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, as the Board of Directors of the Company may from time to time designate.

         (b) Authority of the Committee. The Committee shall have full power and authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority specifically granted to it under the Plan or necessary or advisable, in the sole and absolute discretion of the Committee, to the administration of the Plan including, without limitation, the authority to: select from among eligible employees those persons to whom options, stock appreciation rights or restricted share awards may be granted pursuant to the Plan; fix the terms and provisions and restrictions of any option, stock appreciation right or restricted share award granted under the Plan; grant options, stock appreciation rights and restricted share awards; interpret and construe any provision of the Plan or of any option, stock appreciation right or restricted share award granted hereunder; make all required or appropriate determinations under the Plan or any option, stock appreciation right or restricted share award granted hereunder; adopt, amend and rescind such rules and regulations relating to the Plan as the Committee shall determine in its discretion, subject to the express provisions of the Plan; and make all other determinations deemed by it necessary or advisable for the administration of the Plan. All decisions and designations made by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive with respect to all interested parties.

         (c) Vacancies, etc. The Board of Directors shall fill all vacancies, however caused, in the Committee. The Board of Directors may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One


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member of the Committee shall be selected by the Board of Directors to serve as chairman of the Committee. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

         (d) Indemnification. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

3.       ELIGIBILITY

         (a) General. All full-time employees of the Company, including those who are officers or directors, are eligible to receive options, stock appreciation rights and restricted share awards pursuant to the Plan if selected as a participant; provided, however, that members of the Committee may not participate in the Plan. More than one option, stock appreciation right or restricted share award may be granted to an employee.

         (b) Factors. In determining the employees to whom options, stock appreciation rights and/or restricted share awards are to be granted under the Plan, the Committee shall consider such factors as it deems pertinent in selecting such employees and in determining the type and amount of their respective awards, including, without limitation: (a) the financial condition of the Company and its subsidiaries; (b) anticipated profits for the current or future years; (c) contributions of the employees to the profitability and development of the Company and its subsidiaries; and (d) other compensation provided to employees of the Company.

         (c) No Other Rights. Nothing contained in the Plan, nor any option, stock appreciation right or restricted share award granted pursuant to the Plan, shall confer upon any employee any right to continue in the employment of the Company nor limit in any way the right of the Company to terminate the employment of any employee at any time.

4.       SHARES SUBJECT TO THE PLAN

         (a) The shares for which options, stock appreciation rights and restricted share awards may be granted under the Plan shall consist of 900,000 Common Shares, par value $1.00 per share (the "Common Shares"), of the Company; provided, however, that whatever number of said Common Shares is not issued pursuant to the exercise of options, stock appreciation rights and restricted share awards at the time of any stock split, stock dividend or other change in the Company's capitalization shall be appropriately and proportionately adjusted to reflect such stock split, stock dividend or other change in capitalization.




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         (b) Common Shares subject to the Plan may be, at the discretion of the
Board of Directors, either authorized and unissued Common Shares or Common Shares reacquired by the Company and held as treasury shares.

         (c) If any outstanding option or stock appreciation right under the Plan for any reason expires or is terminated without having been exercised in full or surrendered in full in connection with the exercise of a stock appreciation right, the Common Shares allocable to the unexercised portion of such option or stock appreciation right shall (unless the Plan shall have been terminated) become available for subsequent grants of options, stock appreciation rights and restricted share awards under the Plan. If any Common Shares issued pursuant to a restricted share award under the Plan are forfeited to the Company or otherwise acquired by the Company, such Common Shares shall become available for subsequent grants of options, stock appreciation rights and restricted share awards under the Plan.

5.       EFFECTIVE DATE AND TERMINATION OF PLAN

         The Plan was approved by the affirmative vote of the Board of Directors and became effective on February 20, 1997; provided, however, that if the Plan is not approved by the shareholders of the Company within twelve (12) months following such adoption, the Plan and all outstanding options, stock appreciation rights and restricted shares, if any, shall be deemed null and void and shall be of no force or effect. No options or stock appreciation rights granted under the Plan may be exercised and no restricted share award shall become vested prior to approval of the Plan by the shareholders of the Company. The Plan shall terminate upon the earlier of (i) February 19, 2007; or (ii) the date on which all Common Shares available for issuance under the Plan have been issued pursuant to restricted share awards or the exercise of options or stock appreciation rights granted hereunder or with respect to which payments have been made upon the exercise of a stock appreciation right or other rights; or
(iii) the determination of the Board that the Plan shall terminate. No options, stock appreciation rights or restricted share awards may be granted under the Plan after such termination date, provided that the options, stock appreciation rights and restricted share awards granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the documents evidencing such options, stock appreciation rights and restricted share awards.

6.       AMENDMENT OF THE PLAN

         The Board of Directors may from time to time amend or modify or make such changes in and additions to this Plan as it may deem desirable, without further action on the part of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation; (b) to satisfy applicable requirements of the Code; or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities. No such action to amend the Plan shall reduce the then-existing number of options, stock appreciation rights or restricted shares granted to any employee or adversely change the terms and conditions thereof without such employee's consent.

7.       NOTICES

         Each notice relating to this Plan shall be in writing and delivered in person or by first class or certified mail to the proper addressee. Each notice shall be deemed to have been given on the date it is received. Each notice to the Committee shall be addressed as follows:




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                           R. G. Barry Corporation
                           13405 Yarmouth Road N.W.
                           Pickerington, Ohio 43147
                           Attention:  Secretary

         Each notice to a holder of options, stock appreciation rights or restricted shares (or other person or persons then entitled to exercise an option or stock appreciation right) shall be addressed to the holder (or such other person or persons), at the holder's address set forth in the Company's current personnel records. Anyone to whom a notice may be given under this Plan may designate, in writing, a new address by notice to that effect.

8.       DEFINITIONS

         (a) The term "Code," when used in this Plan, shall mean the Internal Revenue Code of 1986, as amended, or any successor provision.

         (b) The term "subsidiary," when used in this Plan, shall have the meaning set forth in Section 424 of the Code.


                                     PART II
            OPTIONS, STOCK APPRECIATION RIGHTS AND RESTRICTED SHARES

9.       GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS OR RESTRICTED SHARES

         (a) To the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and provisions and restrictions of options and stock appreciation rights, including the number of Common Shares to be subject to each option or stock appreciation right, the dates on which options or stock appreciation rights may be fully or partially exercised, the minimum period (if any) during which the same must be held until exercisable and the expiration dates thereof. In addition, to the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and conditions of restricted share awards, as described in Section 9(f) of the Plan. During the period in which this Plan remains in effect, no person shall be granted options, stock appreciation rights and/or restricted shares under this Plan covering, in the aggregate, more than 100,000 Common Shares, subject to adjustments upon changes in capitalization. Options, stock appreciation rights and restricted shares granted hereunder shall be evidenced by a written agreement (an "Agreement") between the employee and the Committee. The Agreement shall contain such terms, conditions and limitations as provided by the Committee, but shall also be subject to the provisions of this Section 9 and other applicable Sections of
Part II of this Plan.

         (b) It is intended that certain options granted pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options"). Non-qualified stock options may also be granted under this Plan in accordance with the Plan's terms and conditions. An eligible employee may be granted Incentive Stock Options, non-qualified stock options or both, but only on the terms and subject to the restrictions set forth in this Plan.

         (c) Notwithstanding anything in this Plan to the contrary, no person shall be eligible to receive an Incentive Stock Option if, at the time of grant, such person owns of record and beneficially more than ten percent (10%) of the total combined voting power of all classes of stock of the Company,



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then outstanding and entitled to vote; provided, however, that the foregoing limitation shall not apply if the option price at the time the option is granted is at least one hundred ten percent (110%) of the fair market value (as defined in Section 9(e) of this Plan) of the Common Shares subject to the option on the date of grant of the option and the option term is not more than five (5) years. Further, the aggregate fair market value (determined at the time the option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the option holder during any calendar year (under all stock option plans of the Company) shall not exceed One Hundred Thousand Dollars ($100,000).

         (d) Subject to the exception set forth in Section 9(c) of this Plan, the purchase price of the Common Shares covered by each option shall not be less than one hundred percent (100%) of the fair market value of such Common Shares on the date of grant of such option.

         (e) The fair market value of Common Shares on a particular date shall be the closing sale price for the Company's Common Shares as reported on any securities exchange on which the Company's Common Shares may be listed on such date or, if no such sale occurred on that date, then for the next preceding date on which a sale was made. If the Common Shares should be no longer listed on a securities exchange, the fair market value shall be determined by the Committee. Subject to the foregoing, the Committee, in fixing the purchase price, shall have full authority and discretion and be fully protected in doing so.

         (f) To the extent not inconsistent with the terms of this Plan, the Committee may grant restricted share awards to employees who are eligible to participate in the Plan. Restricted share awards will consist of Common Shares transferred to an employee who is eligible to participate in the Plan without other payment therefor (other than the payment of the par value of such Common Shares if required by applicable law) as additional compensation for his or her services to the Company or one of its subsidiaries. Restricted share awards shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the employee's employment within specified periods. Subject to such other restrictions as are imposed by the Committee, the Common Shares covered by a restricted share award granted to an eligible employee under the Plan may be sold or otherwise disposed of only after six (6) months from the grant date of the award.

         (g) An option, stock appreciation right or restricted share award granted hereunder shall provide as determined by the Committee for appropriate arrangements for the satisfaction by the Company and the holder of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the issuance or lapse of restrictions on transfer of restricted shares or the exercise of any option or stock appreciation right or the later disposition of the Common Shares or other property acquired upon exercise thereof and all such additional taxes or amounts as determined by the Committee in its discretion, including, without limitation, the right of the Company to receive transfers of Common Shares or other property from such holder or to deduct or withhold in the form of cash or shares from any transfer or payment to such holder, in such amount or amounts deemed required or appropriate by the Committee in its sole and absolute discretion.

         (h) The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected option holder or option holders, the cancellation of any or all outstanding options granted under the Plan and the grant in substitution therefor of new options under the Plan (subject to the limitations hereof) covering the same or different numbers of Common Shares at an option



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price per share in all events not less than the fair market value of the Common
Shares on the new grant date (as determined under Section 9(e)).

10.      NOTICE OF GRANT OF OPTION, STOCK APPRECIATION RIGHT OR RESTRICTED SHARE
         AWARD

         Upon the granting of any option, stock appreciation right or restricted share award to an employee, the Committee shall promptly cause such employee to be notified of the fact of such grant. The date on which an option, stock appreciation right or restricted share award shall be granted shall be the date of the Committee's authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized, subject to satisfaction of any conditions the Committee may place on the effectiveness of the grant.

11.      ADJUSTMENTS AND CHANGES IN THE COMMON SHARES

         (a) In the event that the Common Shares as presently constituted shall be changed into or exchanged for a different kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares shall be increased through the payment of a stock dividend, then except as otherwise provided in Section 12 hereof, there shall be substituted for or added to each share of the Company theretofore appropriated or thereafter subject or which may become subject to an option or other award under this Plan, the number and kind of shares or other securities into which each outstanding share of the Company shall be so changed, or for which each such share shall be exchanged, or to which the holder of each such share shall be entitled, as the case may be. Outstanding options or other awards under this Plan shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Company, or of any shares or other securities into which such shares shall have been changed, or for which they shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any option or other award theretofore granted under the Plan or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Fractional shares resulting from any adjustment pursuant to this Section 11 shall be rounded down to the nearest whole number of shares.

         (b) Notwithstanding the foregoing, any and all adjustments in connection with an Incentive Stock Option shall comply in all respects with Sections 422 and 424 of the Code and the regulations promulgated thereunder.

         (c) Notice of any adjustment shall be given by the Company to each holder of an option or other award under this Plan which shall have been so adjusted, provided that such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan and any instrument or agreement issued thereunder.

12.      ACCELERATION OF AWARDS

         (a) In the event that the Company or its shareholders enter into one or more agreements to dispose of all or substantially all of the assets or fifty percent or more of the outstanding capital stock of the Company by means of sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions (each, an "Acceleration Event"), then each option and stock appreciation right outstanding under the Plan shall become exercisable during the fifteen days immediately prior to the scheduled consummation of the Acceleration Event with respect to the full




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number of Common Shares for which such option or stock appreciation right has been granted. Upon consummation of the Acceleration Event, all outstanding options and stock appreciation rights, whether or not accelerated, shall terminate and cease to be exercisable, unless assumed by the successor corporation or parent thereof.

         (b) Subject to the six month holding requirement of Section 9(f) and unless otherwise provided in the Agreement pursuant to which the restricted shares are granted, in the event an Acceleration Event (as defined in Section 12(a)) shall occur, all terms and conditions of the restricted share awards shall be deemed satisfied as of the date of the Acceleration Event, including all restrictions on transfer of the restricted shares.

         (c) The grant of options, stock appreciation rights or restricted share awards under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

13.      STOCK APPRECIATION RIGHTS

         (a) The Committee may, in its sole and absolute discretion, grant a stock appreciation right (an "SAR"), either alone or in conjunction with any option granted under the Plan. An SAR granted in conjunction with an option may be granted at the time said option is granted or (in the case of options other than Incentive Stock Options) at a later date during the term of the option with respect to an existing option (except as otherwise provided in Section 5 of this Plan).

         (b) An option holder who is granted an SAR may exercise the SAR by oral or written notice to the Company, stating the number of Common Shares with respect to which the SAR is being exercised, to the extent that said SAR is then exercisable. Any oral notice of exercise of said SAR shall be confirmed in writing in all cases no later than the date of payment to the option holder. In the event of the exercise of an SAR granted in conjunction with an option, the obligation of the Company in respect of the option to which the SAR relates (or such portion thereof) shall be discharged by payment of the SAR so exercised.

         (c) The Agreement evidencing any SAR granted hereunder shall set forth the method of computation and form of payment of the SAR and such other terms and conditions as determined by the Committee in its discretion or as otherwise required by this Plan, provided that no SAR granted in conjunction with an option shall exceed the difference between one hundred percent (100%) of the then fair market value (as determined under Section 9(e)) on the date of exercise of the Common Shares subject to the option or portion thereof surrendered by the option holder, and the aggregate option exercise price of such Common Shares. Without limiting the generality of the foregoing, the Committee may provide for the payment of an SAR in cash or in Common Shares valued at fair market value as of the date of exercise, or in any combination thereof as determined by the Committee.

         (d) Notwithstanding any contrary provision hereof: (i) each SAR shall expire upon its stated maturity date or, in the case of an SAR granted in conjunction with an option, upon the expiration of the option to which such SAR relates, and each SAR granted in conjunction with an option shall be exercisable only to the extent the option to which such SAR relates is then exercisable (further subject to such additional conditions and restrictions as may be imposed by the Committee), and (ii) in the case of any SAR related to an Incentive Stock Option granted hereunder, said SAR shall be exercisable only




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when the then fair market value of the Common Shares subject to the option (or portion thereof) surrendered by the option holder exceeds the exercise price of such option (or such portion thereof).

         (e) References in this Plan to the term "option" shall, where appropriate, include an SAR.

14.      ADDITIONAL PROVISIONS

         Any Agreements authorized under the Plan shall contain such other provisions as the Committee and the Board of Directors of the Company shall deem advisable which are not inconsistent with the terms herein stated. All Incentive Stock Option Agreements shall contain such limitations and restrictions upon the exercise of the option governed thereby as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422 of the Code, or to conform to any change in the applicable law, rulings or regulations.

15.      EXERCISE OF OPTIONS

         Each option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of Common Shares as shall be determined pursuant to the terms of the Agreement evidencing such option. An option may be exercised by notice given to the Committee in such form as the Committee shall require. No fractions of a Common Share may be purchased by an option holder upon exercising his option, and to the extent that the use of fractional or percentage computations would otherwise give rise to the right of the option holder to purchase a fraction of a Common Share, the total Common Shares subject to exercise shall be adjusted down to the nearest whole number.

16.      EXERCISE AFTER TERMINATION OF EMPLOYMENT

         (a) Except as otherwise provided in the Plan, an option holder's options (i) are exercisable only while the option holder is in the employment of the Company and then only if the options have become exercisable by their terms, and (ii) if not exercisable by their terms at the time the option holder ceases to be in the employment of the Company, shall immediately expire on the date of termination of employment.

         (b) Except as otherwise provided in this Section 16, any option holder's option which is exercisable by its terms at the time the option holder ceases to be in the employment of the Company must be exercised on or before the earlier of three (3) months after the date of termination of employment or the fixed expiration date of such option after which period such option shall expire. If an option holder is terminated for willful, deliberate or gross misconduct (such as, for example, dishonesty), however, all options granted to such option holder shall, to the extent not previously exercised, expire immediately upon such termination.

         (c) In the event of the death of an option holder (i) while in the employment of the Company or (ii) within three (3) months after his termination of employment other than for willful, deliberate or gross misconduct, each of that option holder's unexercised options (whether or not then exercisable by their terms) shall become immediately exercisable by his estate for a period ending on the earlier of the fixed expiration date of such option or twelve months after the date of death, after which period such option shall expire. For purposes hereof, the estate of an option holder shall be defined to include the legal representatives thereof or any person who has acquired the right to exercise an option by reason of the death of the option holder.




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         (d) In the case of any options, other than Incentive Stock Options, in the event of the termination of employment by reason of the permanent disability (as defined below) of the option holder, each of that option holder's unexercised options (whether or not then exercisable by their terms) shall become exercisable for a period ending on the earlier of the fixed expiration date of such option or twelve months from the date of termination of employment, after which period such option shall expire. For purposes of this Section 16(d), "permanent disability" shall be deemed to be the inability of the option holder to perform the duties of his job with the Company because of a physical or mental disability as evidenced by the opinion of a Company-approved doctor of medicine licensed to practice medicine in the United States of America.

         (e) In the case of any options, other than Incentive Stock Options, in the event of the normal retirement of the option holder, each of that option holder's unexercised options (whether or not then exercisable by its terms) granted to that option holder on or before his 65th birthday shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such option or twelve months after the date of death, after which period such option shall expire. Also, in the event of the normal retirement of the option holder, each of that option holder's unexercised options, other than Incentive Stock Options (whether or not then exercisable by its terms) granted to that option holder after his 65th birthday and held for a period of at least twelve consecutive months of active employment with the Company after the date of grant shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such option or twelve months after the date of death, after which period such option shall expire. For purposes of this Section 16(e), retirement shall be deemed to be "normal retirement" if the option holder is at least 65 years of age and has completed at least five consecutive years of employment with the Company at the date of retirement.

         (f) In the case of Incentive Stock Options, in the event of the termination of employment by reason of the permanent disability or the normal retirement of the option holder (as defined in Sections 16(d) and (e), respectively, above), each Incentive Stock Option then held by the option holder shall become exercisable and terminate on the earlier of the period ending three months after the termination of employment or the fixed expiration date of such option; provided, however, that, if such termination of employment occurs by reason of "disability" within the meaning of Section 22(e)(3) of the Code, said three-month period shall be extended to twelve months.

17.      PAYMENT FOR COMMON SHARES

         Common Shares which are subject to an option shall be transferred only upon exercise of the option in whole or in part and upon full payment of the purchase price for the Common Shares as to which the option is exercised. The option price shall be payable upon exercise of the option in United States dollars in cash (including check, bank draft or money order). If permitted by the Committee, the option price may also be paid (a) by delivery of Common Shares of the Company already owned by the option holder, or (b) by delivery of a combination of Common Shares and cash. Any Common Shares delivered to the Company in payment of the option price shall be valued at their fair market value (as defined in Section 9(e) of this Plan) on the date of delivery. An employee to whom an option or stock appreciation right has been granted shall have none of the rights of a shareholder with respect to the Common Shares to be acquired until such Common Shares are issued to him.




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18.      TERMINATION OF OPTION OR STOCK APPRECIATION RIGHT

         Each option and stock appreciation right shall terminate in any event no later than ten (10) years from the date of grant except as provided in
Section 9(c) of this Plan.

19.      ASSIGNABILITY

         With the permission of the Committee, a person who has been granted a non-qualified stock option (that is, a stock option that is not an Incentive Stock Option) under the Plan, may transfer such option to a revocable inter vivos trust as to which the option holder is the settlor or may transfer such a stock option to a "Permissible Transferee." A Permissible Transferee shall be defined as any member of the immediate family of the option holder, any trust, whether revocable or irrevocable, solely for the benefit of members of the option holder's immediate family, or any partnership whose only partners are members of the option holder's immediate family. Any such transferee of a non-qualified stock option shall remain subject to all of the terms and conditions applicable to such non-qualified stock option and subject to the rules and regulations prescribed by the Committee. A non-qualified stock option may not be retransferred by a Permissible Transferee except by will or the laws of descent and distribution and then only to another Permissible Transferee. Other than as described above, an option, stock appreciation right or restricted share award granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only by him, his guardian or legal representative.

20.      LAWS AND REGULATIONS

         (a) The Plan and all options, stock appreciation rights and restricted share awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto, and notwithstanding any provisions of this Plan or the options, stock appreciation rights or restricted share awards granted hereunder, the holder of an option, a stock appreciation right or restricted share award shall not be entitled to exercise such option, stock appreciation right or restricted share award, nor shall the Company be obligated to issue any Common Shares or pay any cash under the Plan to the holder, if such exercise, issuance or payment shall constitute a violation by the holder or the Company of any provisions of any such law or regulation.

         (b) The Company, in its discretion, may postpone the issuance and delivery of Common Shares upon any exercise of an option or stock appreciation right or the grant of a restricted share award until completion of any stock exchange listing or registration or other qualification of such Common Shares under any state or federal law, rule or regulation as the Company may consider appropriate; and may require any person exercising an option or stock appreciation right or receiving a restricted share award to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the Common Shares in compliance with applicable law.

         (c) Common Shares issued and delivered upon exercise of an option or stock appreciation right or pursuant to a restricted share award shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine are necessary to satisfy applicable legal requirements and obligations.



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21.      USE OF PROCEEDS

         The proceeds received by the Company from the sale of Common Shares pursuant to the options or other awards granted under this Plan shall be used for general corporate purposes.

22.      EXPENSES

         The expenses of the Plan shall be borne by the Company.















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